EXHIBIT 10.58.4

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) is dated as of February 21, 2020, and is made by LF3 SOUTHAVEN, LLC, a Delaware limited liability company and LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company (individually and collectively, “Borrower”); and COREY R. MAPLE, an individual (“Guarantor”) (Borrower and Guarantor are individually and collectively referred to herein as the “Indemnitor”) for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS:

Lender has agreed to make certain Loan(s) (the “Credit Facilities”) available to Borrower in accordance with the terms of the Loan Agreement, dated the same date as this Agreement, between Lender and Borrower (the “Loan Agreement”).  It is a condition precedent to Lender making the Credit Facilities available to Borrower that Indemnitor execute and deliver this Agreement to Lender.

AGREEMENT

FOR VALUABLE CONSIDERATION, Indemnitor represents and warrants to and agrees with Lender as follows:

Definitions.  Capitalized terms used in this Agreement and not defined in this Agreement have the meanings given to such terms in the Loan Agreement.  The following terms shall have the following meanings:

“Borrower Agents” means all of Borrower’s tenants, subtenants, concessionaires, licensees, agents, employees, contractors, and invitees.

“De Minimis Amounts” means Hazardous Materials being used, or stored for future use, by Indemnitor on a Site and that (a) do not constitute a violation or threatened violation of Environmental Law or require any reporting or disclosure under any Environmental Law; and (b) are consistent with customary and prudent business practices for similar businesses in the county where the Site is located.  De Minimis Amounts do not include Hazardous Materials being disposed of, generated, manufactured, processed, produced, released, transported, or treated.

“Environmental Condition(s)” means (a) the presence on the Site of Hazardous Materials (other than in De Minimis Amounts), including any Release, whether known or unknown and regardless of timing, source, or fault; or (b) non-compliance by any Credit Party or Borrower Agent, or the Site, including its operations, with any Environmental Laws.  With respect to Governmental Authorities or other third parties, designation of a condition as an Environmental Condition pursuant to this Agreement is not to be construed as an admission by any party of any legal conclusion.

“Environmental Laws” means all present and future laws (including common law), ordinances, rules, regulations, requirements, orders, directives, injunctions or decrees of any Governmental Authority, relating to Hazardous Materials or the protection of human health, safety or the environment in the jurisdictions where the Site is located or where any Hazardous Materials used, generated or disposed of by Indemnitor are located.

“Environmental Liens” means all liens and encumbrances imposed pursuant to any Environmental Law.

“Environmental Permits” means all permits, licenses or similar authorizations required in order to occupy and operate the Site for the Permitted Concept in compliance with all Environmental Laws.

“Hazardous Materials” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, explosive, radioactive, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum and any fraction thereof and additives thereto, asbestos, polychlorinated biphenyls, nuclear waste, and any toxic mold or fungus of a type that might pose a risk to human health or the environment or negatively impact the value of the Site (“Toxic Mold”).

“Hazardous Materials Investigation” means:  (a) any pending, threatened, or completed enforcement, Remediation, or other action, claim, proceeding, agreement, or order by any Governmental Authority relating to any Hazardous Material or any Environmental Law; (b) any investigation, study, warning, notice of violation, administrative or judicial complaint, summons, citation, directive, or other formal or informal notice by any Governmental Authority relating to any Hazardous Material or any Environmental Law; and (c) any pending or threatened claim by any Person relating to any Hazardous Material or any Environmental Law.

“Investigations” means and includes environmental site assessments and other investigations of potential Environmental Conditions on or about the Site, including but not limited to sampling and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or out of the Site of any Hazardous Material, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

“Remedial Action” or “Remediation” means the investigation, removal, or clean-up of contamination, environmental degradation, or damage caused by, related to or arising from a Release or presence of any Hazardous Materials on or from the Site, as required by Environmental Law or any Governmental Authority, including any actions to prevent, cure or mitigate any Release, any pre-remedial studies and investigations or post remedial care; any action to comply with Environmental Law or Environmental Permits, and all acts necessary to clean and disinfect any portions of the Site affected by Toxic Mold and to eliminate the sources of Toxic Mold on the Site.

“Site” means each Site identified in the Loan Agreement, including properties that become Sites pursuant to the Loan Agreement.  As used herein, the phrase “on the Site” includes in, on, at, about, above, or under the Site.

Compliance with Environmental Laws.  Indemnitor shall comply with all applicable Environmental Laws and Environmental Permits in connection with the use, operation, or maintenance of the Site.  Indemnitor shall not use or permit the use of any Hazardous Materials on the Site, other than in De Minimis Amounts.  Indemnitor shall keep the Site, and shall cause the Site to be kept, free and clear of all Environmental Conditions and Environmental Liens.  Indemnitor shall use its best efforts, with due diligence, to cause: (a) the other Credit Parties and the Borrower Agents to comply with the terms of this Agreement; and (b) the Site to be kept, free and clear of all Environmental Conditions to the extent required by Environmental Laws.

Representations and Warranties.  The representations and warranties in this Section are made and are true and correct as of the date hereof and shall continue to be true and correct at all times prior to termination hereof.  Unless otherwise stated, all representations and warranties are made to the best of Indemnitor’s knowledge after due inquiry.  Except as otherwise disclosed in writing to Lender prior to or contemporaneously with the execution of this Agreement:

All Environmental Permits have been obtained and are in full force and effect;

The current and past operations of the Credit Parties and all Borrower Agents on the Site were and are in compliance with Environmental Laws and all Environmental Permits, and no Credit Party has received any written or oral notice of any such non-compliance;

No Hazardous Materials (other than De Minimis Amounts) have been used, disposed of or otherwise Released on the Site nor has any Credit Party received any oral or written notice alleging any Release has occurred.  There is no threat of any Release migrating to the Site that could create an Environmental Condition.  There are not now nor have there ever been any buried or partially buried storage tanks on the Site;

No Credit Party has received any written or oral notice or other communication from any Person relating to (i) any Hazardous Materials Investigation relating to the Site; (ii) any Remediation; or (iii) possible liability of any Person under any Environmental Laws arising from the operation or condition of the Site;

All information known to any Credit Party or contained in the files of the Credit Parties relating to Environmental Conditions has been provided to Lender, including information relating to any prior Remediation;

No part of the Premises constitutes wetlands subject to the jurisdiction of the U.S. Army Corps of Engineers or the U.S. Environmental Protection Agency; and

The Site is not subject to any Environmental Liens and none are threatened or pending.

Notification of Certain Matters.  Indemnitor shall promptly notify Lender in writing, upon Indemnitor obtaining actual knowledge of:  (a) any Environmental Condition; (b) any material non-compliance with any Environmental Law related in any way to the Site; (c) any Environmental Lien on the Site or any act or omission which would reasonably be expected to result in the imposition of an Environmental Lien on the Site; (d) any Hazardous Materials Investigation relating to the Site; (e) any written or oral notice or other communication of which any of the Credit Parties becomes aware from any source whatsoever (including a Governmental Authority) relating in any way to liability pursuant to, noncompliance with, or enforcement actions under Environmental Laws in connection with the condition or operation of the Site; or (f) any circumstance or condition that renders any of Indemnitor’s representations and warranties in this Agreement to be inaccurate or incomplete.

Requirement for Remedial Action.  Indemnitor shall promptly undertake and complete appropriate Remedial Action with respect to all matters covered by Environmental Law and Section 4, unless Indemnitor establishes to the reasonable satisfaction of Lender (but only as to matters where Remedial Action is not otherwise required by Governmental Authority) that neither Indemnitor nor any other Credit Party has any potential liability therefor under Environmental Law, or this Agreement.  All such Remedial Actions pursuant to this Section shall be (a) undertaken and completed to the reasonable satisfaction of Lender and in compliance with Environmental Law and the Environmental Permits; (b) undertaken by environmental consultants, engineers, and contractors and in accordance with remediation plans, all as approved in advance and in writing by Lender, such approval not to be unreasonably withheld or delayed; and (c) at the sole cost and expense of Indemnitor.  Lender shall have the right, at Lender’s expense, to observe and monitor all Remedial Actions using environmental consultants and engineers selected by Lender.

Borrower Investigations.  Indemnitor shall perform such Investigations as Lender may from time to time reasonably request in writing with respect to matters for which Lender has reasonably determined that Indemnitor or another Credit Party may have any potential liability, either under Environmental Law, or this Agreement, and shall provide to Lender all reports, analyses, and results (each, a “Report”) of such Investigations.  Each Report shall be addressed to Lender, entitling Lender to rely on the Report or Lender shall be provided a written agreement from the Person issuing the Report stating that Lender is entitled to rely on the Report.  If Indemnitor independently undertakes any Investigation, such Investigation shall be undertaken by an Environmental Professional (as that term is now or may hereafter be defined in 40 CFR Part 312), or equivalent professional, and Indemnitor shall provide Lender with all Reports from that Investigation, addressed to Lender as stated above.

Investigations by Lender or Government Authority.  Lender and any other Person designated by Lender, including any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Site upon reasonable prior notice (or at any time without prior notice in the event of an emergency), to perform such Investigations as Lender reasonably deems necessary or appropriate or as any Government Authority may require.  Indemnitor shall cooperate with and provide access to Lender and any such person or entity designated by Lender without any requirement for an access agreement, license or indemnity from Lender or its designee.

Costs of Investigations.  All Investigations requested or undertaken by Lender pursuant to this Section shall be at Indemnitor’s sole cost and expense if, when Lender requests or performs such Investigation, either (i) Lender has a reasonable basis for believing that an Environmental Condition exists on the Site for which Indemnitor may have any potential liability, either under Environmental Law, or this Agreement, unless the results of the Investigation disclose that an Environmental Condition does not exist, or (ii) a Default has occurred and is continuing.  Otherwise, the cost of such Investigation shall be paid by Lender.  Indemnitor shall reimburse Lender for all such costs and expenses for which Indemnitor is obligated within 20 days of written demand from Lender, accompanied by reasonable evidence of the costs and expenses so incurred.

Indemnification.  Indemnitor shall indemnify, hold harmless and defend Lender and its Affiliates (each, an “Indemnified Party”) for, from and against all Liabilities and costs of Remediation (whether or not performed voluntarily) that may be imposed on, incurred by or asserted against any such Indemnified Party in any matter relating to or arising out of, in connection with or as a result of any of the following:  (a) any misrepresentation or inaccuracy in any representation or warranty in this Agreement;  (b) any material breach or failure to perform any covenants or other obligations imposed on Indemnitor pursuant to this Agreement; and (c) the following:  (i) the presence of any Hazardous Materials that are or were at any time located on the Site; (ii) the Release, treatment, transportation, storage, arranging for disposal or disposal of any Hazardous Materials that are or were at any time located on the Site; (iii) any past, present or threatened non-compliance with or violations of Environmental Law or Environmental Permits in connection with activities, operations or Environmental Conditions on the Site; (iv) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Site; or (v) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement (collectively, the “Environmental Indemnified Matters”); provided, however, that Indemnitor shall not have any liability under this Section to any Indemnified Party with respect to any Environmental Indemnified Matter to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Hazardous Materials Investigations.  Lender may join and participate as a party in, if Lender so elects, any Hazardous Material Investigation of any Environmental Condition that is or might be impacting the Site.  All costs and expenses incurred by Lender pursuant to this Agreement shall be deemed to be Liabilities for purposes of Indemnitor’s indemnity obligations.

Release of Lender.  Indemnitor fully, finally and forever releases and discharges Lender and its Affiliates from, waives, and agrees not to sue, or otherwise assert against, Lender or any of its Affiliates, any claims, liabilities, obligations, actions, causes of action, debts, demands, suits, judgments, losses, fines, penalties, sanctions, costs, fees, taxes, charges, disbursements, expenses, defenses, challenges, contests, or other opposition, of whatever kind or nature and however characterized, at law, in equity or otherwise (including, without limitation, with respect to any diminution in business or property value or loss or denial of use of real property) that Indemnitor now has or in the future may have, whether known or unknown, foreseen or unforeseen, now existing or arising in the future, against Lender or its Affiliates arising out of or relating to this Agreement, any Investigation, any Environmental Condition, any Hazardous Materials Investigation, or any Remediation on, at or affecting the Site, except to the extent arising primarily from the gross negligence or willful misconduct of Lender or such Affiliate, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

Reinstatement of Obligations.  If any time all or any part of any payment made by Indemnitor or received by Lender or one of its Affiliates from Indemnitor pursuant to this Agreement is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Indemnitor), then the obligations of Indemnitor under this Agreement shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor or receipt of payment by Lender or such Affiliate, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.

Full Recourse.  The indemnity and other obligations contained herein are not subject to any non-recourse or other limitation of liability provisions contained in any of the Loan Documents, and the liability of Indemnitor pursuant to this Agreement shall not be limited by any such non-recourse or similar limitation of liability provisions.

Agreement Not Secured by Liens.  By acceptance of this Agreement, Lender confirms its agreement and understanding that the obligations of Indemnitor hereunder  are unsecured by any interest in the Collateral.

Independent Obligations; Joint and Several Liability.  The obligations of Indemnitor and the rights and remedies of Lender and its Affiliates in this Agreement are independent from and are in addition to those pursuant to any of the other Loan Documents, and such rights and remedies may be enforced and otherwise pursued independently of any other rights and remedies of Lender and the Lender Affiliates under any other Loan Document.  Each party executing this Agreement shall be jointly and severally liable for all Indemnitor obligations under this Agreement.

General Provisions; Survival.  All provisions of the Loan Agreement Article entitled “General Provisions” apply to this Agreement, the same as if such provisions were set forth in full in this Agreement.  All representations, warranties, covenants, and obligations of Indemnitor in this Agreement shall survive the payment or other satisfaction of the Credit Facilities.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date written on the first page of this Agreement.

BORROWER:

LF3 SOUTHAVEN, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

	By:	Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

		By:	/s/ Katie Cox
		Name:	Katie Cox
		Title:	Chief Financial Officer

LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

		By:	/s/ Katie Cox
		Name:	Katie Cox
		Title:	Chief Financial Officer

GUARANTOR:

/s/ Corey R. Maple
COREY R. MAPLE